Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Cue Biopharma, Inc.

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated March 29, 2018, relating to the balance sheets of Cue Biopharma, Inc. (the “Company”) as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2017, which is incorporated by reference in the Registration Statement.

/s/ Gumbiner Savett Inc.

March 29, 2018

Santa Monica, California